UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MODULAR MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

January 24, 2025

Dear Shareholder:

We invite you to attend the 2025 Annual Meeting of Shareholders of Modular Medical, Inc. (the “Company”) to be held via a live audio webcast on Friday, February 28, 2025, at 8:00 a.m. Pacific time (the “Annual Meeting”). The notice of the Annual Meeting and proxy statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting.

Your vote is very important. We encourage you to read all of the information in the proxy statement and vote your shares as soon as possible. Whether or not you plan to attend, you can be sure your shares are represented at the Annual Meeting by promptly submitting your proxy by the Internet, by telephone or by mail.

On behalf of the Board of Directors, thank you for your continued confidence and investment in the Company.

Sincerely,
/s/ Paul DiPerna
Paul DiPerna
Chairman of the Board of Directors

MODULAR MEDICAL, INC.
10470 Thornmint Road
San Diego, CA 92127
(858) 800-3500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 28, 2025

To the shareholders of Modular Medical, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Modular Medical, Inc., a Nevada corporation (the “Company” or “our”), which will be held on February 28, 2025, at 8:00 a.m. Pacific time, in a virtual meeting format at www.virtualshareholdermeeting.com/MODD2025, for the following purposes:

1.      To elect seven directors to hold office for a term until the next annual meeting of shareholders or until their respective successors are elected and qualified (Proposal No. 1);

2.      To approve an amendment of the Amended and Restated 2017 Equity Incentive Plan to increase by 3,000,000 the number of shares of common stock available for issuance (Proposal No. 2);

3.      To ratify the appointment of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025 (Proposal No. 3); and

4.      To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the accompanying proxy statement with respect to the Annual Meeting (the “Proxy Statement”). Only shareholders of record of our common stock, par value $0.001 per share, at the close of business on January 17, 2025, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please submit a proxy to vote your shares either via the Internet, by phone, or by mail, in order to ensure that your shares are represented and voted at the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors
/s/ Paul DiPerna
Paul DiPerna
Chairman

January 24, 2025
San Diego, California

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on February 28, 2025: Our 2025 proxy statement and Annual Report on Form 10-K for the year ended March 31, 2024 are available at www.proxyvote.com

MODULAR MEDICAL, INC.

PROXY STATEMENT

General Information

This proxy statement is being furnished to the shareholders of Modular Medical, Inc. ( the “Company”, “we”, “us” or “our”) in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Shareholders to be held on February 28, 2025 at 8:00 a.m. Pacific time (the “Annual Meeting”), in a virtual meeting form at www.virtualshareholdermeeting.com/MODD2025, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this proxy statement is a proxy card for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this proxy statement. This proxy statement and the accompanying proxy card will be first mailed to the Company’s shareholders on or about January 28, 2025.

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be held via a live audio webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of our common stock as of the close of business on January 17, 2025 (the “Record Date”). As of the Record Date, there were 40,665,220 shares of our common stock issued and outstanding and entitled to vote held by approximately 66 holders of record. Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Our Bylaws, provide that one half of the total voting power of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. The enclosed proxy card reflects the number of shares that you are entitled to vote.

You will be able to attend the virtual Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MODD2025. You also will be able to vote your shares online by attending the virtual Annual Meeting. To participate in the Annual Meeting, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials or other information as instructed through your broker, bank or other holder of record. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. If your shares are held in the name of a broker, bank, or other nominee, you should contact your broker, bank, or other nominee to obtain your control number or other instructions provided by your broker, bank or other holder of record. However, even if you plan to attend the Annual Meeting, we recommend that you submit your proxy to vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I vote?

Shareholders of Record

Record holders of our common stock have the following methods of voting:

1.      Vote by Internet.    You may vote your shares by following the “Vote by Internet” instructions on the accompanying proxy card. If you vote over the Internet, you do not need to vote electronically at the Annual Meeting or complete and mail your proxy card.

2.      Vote by Mail.    To vote by mail, please mark, date, sign and promptly mail your proxy card (a postage-paid envelope is provided for mailing in the United States).

3.      Vote by Phone.    The telephone number for voting by phone is on your proxy card. If you vote by phone, you do not need to vote electronically at the Annual Meeting or complete and mail your proxy card.

4.      Vote Electronically at the Virtual Annual Meeting.    Virtually attend and vote at the virtual Annual Meeting.

Shares Registered in the Name of a Broker, Bank or Other Agent

If your shares of our common stock are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name” and the entity holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. As you are not the stockholder of record, however, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.

If you hold your shares in street name, you should have received voting instructions with these proxy materials from the holder of record rather than a proxy card from us. Simply complete and mail your voting instructions as directed by your broker or bank to ensure that your vote is counted. Alternatively, you may be able to vote by telephone or over the Internet by following instructions provided by your broker, bank, or other agent. Please refer to information from your bank, broker or other agent on how to submit your voting instructions. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted but only by certain record holders and only with respect to certain matters. In general, under the rules of the various national and regional securities exchanges, holders of record have the authority to vote shares for which their customers do not provide voting instructions on certain limited routine, uncontested items, but not on non-routine proposals. In the case of non-routine or contested items for which instructions have not been provided, the institution holding street name shares cannot vote those shares. A broker “non-vote” occurs when we receive a proxy from a broker but the shares represented by such proxy are not voted on a particular matter because the broker has not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker does not have discretionary power to vote the shares. If your shares are held of record by a person or institution other than a broker, however, whether those shares can be voted without specific instructions from you will depend on your individual arrangement with that record holder, in particular, whether you have granted such record holder discretionary authority to vote your shares. In the absence of an arrangement with your record holder granting such discretionary authority, your record holder nominee will not have authority to vote your shares on any matter at the Annual Meeting in the absence of specific voting instructions from you.

The proposal to ratify the appointment of our independent registered public accounting firm is considered a “routine” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. If your broker holder of record submits a proxy on your behalf, but does not indicate how your shares of common stock should be voted, your shares of common stock represented by such proxy will be voted FOR ratification of the appointment of Farber Hass Hurley LLP as our independent public accounting firm for fiscal 2025. The election of directors and the proposed amendment to the Modular Medical, Inc. Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”) to increase the number of shares of our common stock available for issuance thereunder are considered “non-routine” items for which brokerage firms may not vote in their discretion on behalf of clients who do not furnish voting instructions and, thus, there may be “broker non-votes” at the Annual Meeting with respect to these proposals. If you hold your shares in street name in a stock brokerage account, you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be voted on the election of directors or the amendment to the 2017 Plan. If your shares are held in street name by a bank or other agent, you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be voted on any matter at the Annual Meeting, unless you have an arrangement with the bank or other agent granting them discretionary authority to vote your shares.

Soliciting Proxies

We will solicit shareholders by mail through our employees and will request banks and brokers and other custodians, nominees and fiduciaries, to solicit their customers who have shares of our common stock registered in the names of such persons and will reimburse them for reasonable, out-of-pocket costs. In addition, we may use the service of our officers and directors to solicit proxies, personally or by telephone, without additional compensation.

Why am I being provided with these proxy materials?

We have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of proxies for the matters to be voted on at our Annual Meeting and at any adjournment or postponement thereof.

What if other matters come up at the Annual Meeting?

As of the date of this proxy statement, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Voting of Proxies

All valid proxies received prior to the Annual Meeting will be voted. The Board of Directors recommends that you vote by proxy even if you plan to attend the Annual Meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting. However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the Annual Meeting.

We provide Internet proxy voting to all shareholders and will hold the Annual Meeting virtually to allow you to attend the Annual Meeting and vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Uninstructed Shares

All proxies that are properly submitted prior to the Annual Meeting, and that have not been revoked, will be voted in favor of the proposals described in this proxy statement unless otherwise directed (unless, other than with respect to the ratification of the selection of our independent registered public accounting firm, such shares are held in street name and the beneficial holder thereof has not provided voting instructions with respect to such matter, in which case they will not be voted on such matter).

Revocability of Proxies

A shareholder may revoke his, her or its proxy at any time before it is voted by (i) submitting to the secretary of the Company, at its principal executive offices located at 10470 Thornmint Road, San Diego, CA 92127, a timely written notice of revocation, (ii) submitting another properly-completed proxy card bearing a later date or a subsequent proxy via the Internet or telephone, or (iii) attending the Annual Meeting and voting in person. Simply attending the meeting will not, by itself, revoke your proxy.

Voting Procedures and Vote Required

One-half of the total voting power of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. Shares represented by proxies that contain an abstention, as well as broker non-votes, are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. All properly submitted proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1).

Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” Nevada law provides that directors are to be elected by a plurality of the votes of the cast at the election, unless the corporation’s articles of incorporation or Bylaws require more than a plurality of the votes cast. Our Bylaws provide that if a quorum is present, the affirmative vote of the majority of the voting power represented by shares at the meeting and entitled to vote on the subject constitutes action by the shareholders unless a greater vote or class vote is required by Nevada law or our articles of incorporation. As our Bylaws require more than a plurality of the votes cast, this means that only those nominees for director receiving a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote will be elected as directors. Under Nevada law, broker non-votes are not considered entitled to vote on the subject and, therefore, they will have no effect on the outcome of the vote on this proposal. As they represent shares entitled to vote in the election of directors, however, abstentions in the election of one or more director nominees will have the same effect as a vote against such nominee(s).

Vote Required to Approve the Amendment to the 2017 Plan (Proposal No. 2).

Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” Stockholder approval of the amendment to the 2017 Plan is being sought in order to satisfy the stockholder approval requirements of the Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to Nasdaq rules, the affirmative vote of the holders of a majority of the votes cast is required for the approval of the proposed amendment to the 2017 Plan to increase by 3,000,000 the maximum number of shares of the Company’s common stock available for issuance under the 2017 Plan. Abstentions and broker non-votes are not considered to be votes cast under Nevada law and thus will have no effect on the outcome of the vote on this proposal.

Vote Required for Ratification of Independent Registered Public Accounting Firm (Proposal No. 3).

Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” Our Bylaws provide that, on all matters (except to the extent otherwise required by our Articles of Incorporation or applicable Nevada law), the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the matter, will be required for approval. Accordingly, assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter will be required to ratify the Board’s selection of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025. As noted above, abstentions are considered present and entitled to vote on a matter and thus will have the same effect as a vote against this proposal. There will be no broker non-votes with respect to this proposal.

An automated system administered by Broadridge Financial Solutions Inc. will tabulate shareholder votes submitted by proxy, and an inspector of elections appointed by our Board of Directors will tabulate votes cast at the Annual Meeting. Shareholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Shareholder List

For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available at our principal executive offices located at 10470 Thornmint Road, San Diego, CA 92127, so that shareholders of record may inspect the list.

Expenses of Solicitation

We will pay the cost of preparing, assembling and mailing this proxy statement and any other soliciting material with respect to the Annual Meeting, and all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

CORPORATE GOVERNANCE

Board of Directors

The Board, upon the recommendation of its Nominating and Governance Committee, has nominated Paul DiPerna, Duane DeSisto, Steven Felsher, Morgan C. Frank, Philip Sheibley, Carmen Volkart and Ellen O’Connor Vos for election as directors, each to hold office for a term ending at the Company’s next annual meeting of shareholders and until their respective successors are elected and qualified or until their earlier resignation or removal.

Members of the Board of Directors

Set forth below are the names of and certain biographical information about each member of the Board of Directors. The information presented includes each director’s principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years.

Name	Age	Position
Paul DiPerna	66	President, Chief Financial Officer, Treasurer and Chairman of the Board of Directors
Duane DeSisto	70	Director
Steven Felsher	75	Director
Morgan C. Frank	52	Director
Philip Sheibley	66	Director
Carmen Volkart	64	Director
Ellen O’Connor Vos	69	Director

The following sets forth certain information about each of the director nominees:

Paul DiPerna.    Mr. DiPerna has been our chairman, chief financial officer, president and treasurer since we acquired Quasuras, Inc. (“Quasuras”) in July 2017. He also served as our chief executive officer from July 2017 until August 2021 and as our Secretary from July 2017 to October 2021. In 2015, he founded Quasuras, an early-stage medical device company developing an insulin pump product and, until its acquisition by us, he served as its chief executive officer and chairman. Prior to that, Mr. DiPerna founded Fuel Source Partners, LLC to incubate early stage medical device products and accumulate technical talent. Our current pump product was one of such proposed products and was spun-out to Quasuras in 2015. From 2012 to 2015, he served as a co-inventor at a private company with property rights in a medical device used for blood borne infection control called the Curos Cap, which was acquired by 3M Corporation. In 2003, Mr. DiPerna founded Tandem Diabetes Care, Inc. (“Tandem”) and held various positions, including as director, chief executive officer and chief technology officer and was primarily responsible for the design concept and development of Tandem’s initial insulin pump. Prior to that, he held executive and management positions at Baxter Healthcare Corporation (“Baxter”), where he was tasked with identifying synergistic opportunities in the diabetes industry. As a result, Mr. DiPerna developed substantial expertise and knowledge in the diabetes industry and led attempts by Baxter to acquire three insulin pump manufacturers. Previously, he held mechanical design engineering positions in the automated test equipment and blood separation sciences industries. Mr. DiPerna holds approximately 70 patents in medical device and microfluidic technology and has achieved numerous product clearances with the U.S. Food and Drug Administration (the “FDA”). Mr. DiPerna received a Master’s in Engineering Management from Northeastern University and a B.S. in Mechanical Engineering from the University of Massachusetts and has spent over 35 years in the medical-device industry. We believe that Mr. DiPerna is qualified to serve as the chairman of the Board of Directors due to his extensive knowledge and experience in the medical-device industry generally, and, in particular, with regard to insulin pumps and the diabetes industry, as well as his management and leadership experience from holding director and senior executive positions in other public and private companies and leading project development teams of medical device companies.

Duane DeSisto.    Mr. DeSisto was appointed to the Board of Directors in July 2023. He has over 45 years of progressive management experience and over 25 years of experience in the medical device industry as a member of senior management and as a board member at multiple public companies. Currently retired, he previously served as the chief executive officer of Insulet Corporation (“Insulet”), manufacturer of the world’s first patch insulin pump, from 2003 to 2014. From 2002 to 2003, he served as the president, chief financial officer and acting chief executive officer of Insulet, and, from 2001 to 2002, he served as the chief financial officer and treasurer of Insulet. Prior to 2001, he held executive positions with Paper Exchange, an e-business solution for the pulp and paper industry, AAI-Foster

Grant, a sunglass and eyeglass provider to point-of-purchase retail, and Zoll Medical, a defibrillator manufacturer. He has an undergraduate degree from Providence College and a master’s of business administration degree from Bryant University. We believe that Mr. DeSisto is qualified to serve on the Board of Directors because of his extensive background in operational leadership and commercialization of advanced medical devices and therapies, including insulin pumps. In addition, he has served as an executive officer and member of the board of directors at multiple public companies.

Steven Felsher.    Mr. Felsher has been a member of the Board of Directors since November 2021. Mr. Felsher is an experienced executive with respect to finance, administration, governance and other aspects of public and private company management. He served as a member of the board of directors of Signal Hill Acquisition Corp., a special purpose acquisition company, from March 2021 to February 2023. From August 2018 to July 2020, he served as a member of the board of directors of Sito Mobile, Inc., a publicly-traded company that provided customized, data-driven solutions for brands spanning all forms of media. From January 2011 to June 2019, Mr. Felsher was a senior advisor at Quadrangle Group LLC, a private investment firm focused on the information and communications technology sectors. He spent a substantial portion of his career with Grey Global Group Inc., a global marketing services company, where he served as a senior executive from 1979 until 2007, most recently as vice chairman and chief financial officer. He holds a BA in classical Greek from Dickinson College and a J.D. from Yale University School of Law. We believe that Mr. Felsher is qualified to serve on the Board of Directors because of his extensive business experience with administration, governance, capital allocation and other aspects of public and private company management.

Morgan C. Frank.    Mr. Frank has served as a member of the Board of Directors since April 2017. He has served as chairman of the board of directors of SANUWAVE Health, Inc., a publicly-traded provider of wound-care products, since August 2022. Since May 2002, Mr. Frank has served as a managing member and portfolio manager with investment decision-making responsibilities at Manchester Explorer, LP (“Manchester Explorer”), a micro-cap focused hedge fund. Prior to such time, he was a founder and managing director at First Principles Group, a boutique consultancy and principal investor specializing in corporate restructuring, restarts, intellectual property assessment and salvage, and spin outs. Prior to such time, Mr. Frank spent approximately five years as an analyst and portfolio manager at Hollis Capital, a San Francisco based hedge fund and, prior thereto, Mr. Frank worked for an independent private client group at Paine Webber specializing in primary research to develop investment ideas (particularly short sale ideas) for institutional clients. Prior to his employment at Paine Webber, Mr. Frank was a currency trader for Eastern Vanguard. Mr. Frank holds a BA in Economics and in Political Science from Brown University. We believe that Mr. Frank is qualified to serve as member of the Board of Directors due to his extensive prior experience conducting financial analysis of public companies (certain of which were in the development stage), including such public companies’ management teams, products, including products in the development stage, the potential markets for such products and other factors that could affect the likelihood and timing of success and market penetration of such entities’ products as well as his capital raising activities. We believe this provides us with valuable insights into the financial markets and investment criteria of institutional and other investors as well as capital raising activities.

Philip Sheibley.    Mr. Sheibley has served as a member of the Board of Directors since November 2021. Mr. Sheibley is an experienced executive and venture capitalist. Since 2011, he has served as a principal at Alumni Investment Partners, a private equity firm. From 1981 to 2010, Mr. Sheibley served as a management and technology consultant with Accenture, where he focused on the life sciences area, holding a variety of leadership positions, including North American industry director for life sciences and global lead for management consulting. Mr. Sheibley holds a B.S. in industrial and systems engineering with a business minor from Lehigh University. We believe that Mr. Sheibley is qualified to serve on the Board of Directors because of his extensive business experience in the life sciences area and experience with venture capital investment and consulting, including financing transactions for early-stage and scale-up stage companies, assisting with scale-up strategy/execution, and participating as a board member of companies in the medical products industry.

Carmen Volkart.    Ms. Volkart has served as a member of the Board of Directors since December 2019. Since January 2023, she has served as a member of the board of directors of Tactile Systems Technology, Inc., a Nasdaq-listed, medical technology company developing and marketing at-home therapies for people suffering from underserved, chronic conditions. Ms. Volkart served as chief financial officer of Natureworks LLC, an advanced materials company offering a portfolio of renewably-sourced polymers, from October 2018 to September 2023. She served as a member of the board of directors, including as a member of the audit committee, of Antares Pharma, Inc., a Nasdaq-listed, specialty pharmaceutical company, from October 2021 to May 2022, when it was acquired by another Nasdaq-listed company. From October 2012 to July 2018, Ms. Volkart served as chief financial officer and, for a portion of that time, as senior vice president of commercialization, for NxThera, Inc., a medical device company pioneering the application of convective radiofrequency thermotherapy to treat endourological conditions. She served as global chief financial officer of Tornier N.V. from 2010 to 2012 and was chief operating and financial officer, corporate secretary, compliance officer and treasurer of Spine Wave, Inc. from 2006 to 2010. Prior to 2006, Ms. Volkart held various executive and financial positions at American Medical Systems, Inc., Medtronic, Inc. and Honeywell, Inc. She holds a B.S. in accounting from the University of North Dakota and an MBA with a concentration in strategic management from the University of Minnesota. We believe that Ms. Volkart is qualified to serve on the Board of Directors because of her substantial financial and public company experience, as she has served as chief financial officer at multiple medical device and other companies.

Ellen O’Connor Vos.    Ms. Vos has served as a member of the Board of Directors since May 2021 and served as our chief executive officer from August 2021 until February 23, 2022. Ms. Vos has served as a member of VosHealth LLC, a healthcare consultancy firm, since November 2020. Prior to that, she served as the president and chief executive officer of the Muscular Dystrophy Association from October 2017 to November 2020. Previously, Ms. Vos had been chief executive officer of ghg | greyhealth group from 1996 to 2017, and she has been a champion of using digital capabilities to improve the public health. Ms. Vos also serves on the board of OptimizeRX Corporation, a publicly-traded digital health company, and the Jed Foundation, a leading nonprofit dedicated to protecting the emotional health of college students, and was a founding board member of MMRF, a pioneering cancer research foundation. Ms. Vos holds a B.S. in nursing from Alfred University. We believe that Ms. Vos is qualified to serve on the Board of Directors because of her executive experience and extensive executive skills in digital marketing, commercialization and communications in the healthcare industry.

Arrangements for Appointment of Directors and Officers

Pursuant to the Reorganization and Share Exchange Agreement dated as of July 24, 2017, by and among us, Quasuras, Mr. DiPerna and the other stockholders of Quasuras (the “Share Agreement”), until July 24, 2022, the Board of Directors was required to consist of no more than five and no less than two directors, of which (i) Manchester Explorer, had the right to appoint two directors, pursuant to which Manchester Explorer appointed Mr. Frank and Ms. Volkart to the Board, and (ii) Mr. DiPerna, in addition to being our Chairman of the Board, had the right to appoint two additional directors, pursuant to which he appointed Liam Burns, who resigned from the Board in December 2021, and William Febbo, who resigned from the Board of Directors in July 2023. In May 2021, the parties amended the Share Agreement to remove Manchester Explorer’s and Mr. DiPerna’s rights to appoint directors and to increase the maximum allowable size of the Board to seven directors. In addition, the parties agreed that Mr. DiPerna would remain chairman of the Board of Directors until July 2022; provided, that in the event Mr. DiPerna resigns or is otherwise replaced as our chief executive officer (he resigned as chief executive officer in August 2021), Mr. DiPerna shall remain as Chairman of the Board for an additional period of three years.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, none of our executive officers or our directors has, during the last ten years:

•        had any bankruptcy petition filed by or against or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the person, or any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the “SEC”) or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (the “Exchange Act”)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

To our knowledge, there are no material proceedings to which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of voting securities of us, or any associate of any such director, officer, affiliate of ours, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Corporate Governance

Board Leadership Structure and Role in Risk Oversight

Due to the small size of the Company, we have not adopted a formal policy on whether the chairman and chief executive officer positions should be separate or combined. In this regard, we have not considered whether either structure is appropriate given the Company’s specific characteristics or circumstance, but, rather, in choosing a director to serve as chairperson, the Board of Directors generally endeavors to elect the sitting director that it believes is best suited for the role at the time of such election. Since August 2021, the positions have not been held by the same individual. Mr. DiPerna has served as our chairman since 2017 and previously served as our chief executive officer until August 2021. From time to time, each of the independent directors work with our chief executive officer to perform a variety of functions related to our corporate governance, including coordinating activities of the Board of Directors, setting the agenda for meetings (in consultation with our chairman and chief executive officer, as necessary or appropriate) and ensuring adequate communication between the Board of Directors and management. Our Audit Committee oversees critical matters, such as our relationship with our auditors, our financial reporting practices, system of disclosure controls and procedures and internal controls over financial reporting. Our Compensation Committee oversees our executive compensation program. Our Nominating and Governance Committee carries out the responsibilities delegated by the Board of Directors relating to our director nominations process and develops and assesses the Company’s corporate governance policies and provides oversight for the evaluation of the performance of the Board of Directors. Each of these committees consists entirely of independent directors.

The Board has oversight responsibility for our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate, regarding our assessment of risks. The Board will focus on the most significant risks facing us and our general risk management strategy, and also ensure that risks undertaken by us are consistent with our appetite for risk. While the Board oversees our risk management processes, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that the leadership structure of the Board supports this approach.

Officer and Director Hedging

We have adopted a policy prohibiting our officers and members of the Board of Directors from engaging in short sales of our securities.

Board Committees

The Board has three standing committees, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee has a charter, which is available on our website at www.modular-medical.com. Information contained on our website is not incorporated herein by reference. Each of the committees has the composition and responsibilities described below.

Committee Composition

Audit Committee	Compensation Committee	Nominating and Governance Committee
Steven Felsher*	Duane DeSisto*	Philip Sheibley*
Philip Sheibley	Carmen Volkart	Steven Felsher
Carmen Volkart

____________

*        Denotes chairperson of committee

Audit Committee

The Board established an audit committee (the “Audit Committee”) for the purpose of overseeing and monitoring our accounting and financial reporting processes, the audits of our financial statements and systems of internal controls regarding finance and accounting, compliance with legal and regulatory requirements, and the independent auditors’ qualifications, independence and performance on behalf of the Board. The Audit Committee also is charged with reviewing any internal control violations under our whistleblower policy. The responsibilities of the Audit Committee are described in the Audit Committee Charter adopted by the Board, a current copy of which can be found on the investors section of our website, www.modular-medical.com, and is summarized below.

The Audit Committee’s primary responsibilities fall into three broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters.

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1).

Third, the Audit Committee reviews financial reporting, policies, procedures and internal controls of the Company. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

Mr. Felsher serves as the chairperson and has been designated by the Board of Directors as an “audit committee financial expert,” as defined by Item 407(d)(5) of SEC Regulation S-K. That status, however, does not impose duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on Mr. Felsher as a member of the Audit Committee and the Board of Directors. The Board of Directors has determined that each of our Audit Committee members satisfies the “independence” requirements of the Nasdaq listing rules.

The Audit Committee held four meetings during the year ended March 31, 2024.

Compensation Committee

The Board established a compensation committee (the “Compensation Committee”) for the purpose of assisting the Board in the discharge of the Board’s responsibilities with respect to the compensation of the Company’s executive officers. Each of our Compensation Committee members satisfies the “independence” requirements of the Nasdaq listing rules.

The Compensation Committee is, among other things, responsible for reviewing approving and modifying our overall compensation objectives, strategy and policies and benefits and reviewing and making recommendations to the Board regarding the compensation of all of our executive officers and directors and making recommendations to the Board regarding our incentive-based or equity-based compensation plans. The Compensation Committee also has the principal responsibility for the administration of the 2017 Plan. The Compensation Committee may from time to time delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee The responsibilities of the Compensation Committee are more fully described in the Compensation Committee Charter adopted by the Board, a current copy of which can be found on the investors section of our website, www.modular-medical.com.

In considering and determining executive compensation, the Compensation Committee reviews and advises the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for our chief executive officer (the “CEO”) and other executive officers relative to comparable companies in the Company’s industry. The Compensation Committee reviews similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s CEO in past years. The Compensation Committee Charter provides that, in determining the long-term incentive component of compensation for the CEO, the Compensation Committee should seek to achieve an appropriate level of risk and reward.

The CEO makes recommendations for equity and non-equity compensation for our other executive officers to be approved by the Compensation Committee. The Compensation Committee reviews these recommendations. The CEO annually reviews the performance of our executive officers (other than himself) and presents his recommendations for proposed salary adjustments, bonuses and equity awards to the Compensation Committee once a year. In its discretion, the Compensation Committee may accept, modify or reject the CEO’s recommendations. The Compensation Committee evaluates the compensation of the CEO on its own without the participation or involvement of the CEO or any other executive officer. Only the Compensation Committee and the Board are authorized to approve the compensation for any named executive officer. Compensation of new executives is based on hiring negotiations between the individuals and the CEO and/or Compensation Committee.

In considering and determining director compensation, the Compensation Committee reviews and make recommendations to the Board regarding the type and amount of compensation to be paid or awarded to Board members, including any consulting, retainer, Board meeting, committee and committee chair fees and equity awards.

The Compensation Committee is authorized to engage compensation consultants and other advisors as it deems appropriate, including to assist in determining or recommending the amount or form of compensation to our executive officers or directors. During the fiscal year ended March 31, 2024, at the request of the Compensation Committee, we engaged San Diego Human Resources Consulting (“SDHRC”), an independent compensation consultancy firm, to provide comparative data from other companies in our industry to assess the cash compensation of our executive officers. SDHRC receives no compensation from us, other than for its work in advising the Compensation Committee, and maintains no other economic relationships with us. SDHRC interacts directly with members of our management only on matters under the Compensation Committee’s oversight. The data provided by SDHRC was considered by the Compensation Committee to recommend increases in the annual salaries of Messrs. DiPerna and Schmid. In April 2024, based upon the recommendation of the Compensation Committee, the Board of Directors authorized the following annual salary increases effective April 1, 2024: Mr. DiPerna — $300,000 to $360,000 and Mr. Schmid — $250,000 to $300,000.

The Compensation Committee held no meetings during the fiscal year ended March 31, 2024.

Nominating and Governance Committee

The Board established a nominating and governance committee (the “Nominating and Governance Committee”) for the purpose of (i) carrying out the responsibilities delegated by the Board relating to our director nominations process, (ii) developing and assessing our corporate governance policies, (iii) reviewing our strategies, activities, and policies regarding environmental, social, and governance, or ESG, matters and (iv) providing oversight for the evaluation of the performance of the Board and its committees. Each of the members of our Nominating and Governance Committee satisfies the “independence” requirements of the Nasdaq listing rules. The responsibilities of the Nominating and Governance Committee are more fully described in the Nominating and Governance Committee Charter adopted by the Board, a current copy of which can be found on the investors section of our website, www.modular-medical.com.

The Nominating and Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board if submitted in writing in a timely manner addressed and delivered to our secretary at the address of our executive offices. The Nominating and Governance Committee will identify and evaluate nominees for the Board, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on the Board. There are no differences in the manner in which the Nominating and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

The Nominating and Governance Committee held one meeting during the fiscal year ended March 31, 2024.

Board Meetings and Attendance; Annual Meeting Attendance

During fiscal 2024, the Board of Directors held two meetings. While they served as a director, each director attended at least 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member during fiscal 2024. The Board of Directors and each of the committees also acted at times by unanimous written consent, as authorized by our Bylaws and the Nevada General Corporate Law. Members of the Board of Directors are encouraged, but are not required, to attend our annual meetings of shareholders. Two members of the Board of Directors attended the prior year’s annual meeting.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based on our review of Forms 3 and 4 filed during fiscal 2024 (and any written representations to us by such persons), we believe that all directors, executive officers and 10% shareholders complied with all applicable Section 16(a) filing requirements during fiscal 2024, except that in July 2023, Mr. DeSisto failed to timely file a Form 4 to report a restricted stock unit award granted to him upon his joining the Board.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and members of the Board. The Code of Conduct is available on our website at www.modular-medical.com. The Nominating and Governance Committee is responsible for overseeing the Code of Conduct, and the Board, or a designated committee of the Board, must approve any waivers of the Code of Conduct for directors, officers or other principal financial officers. In addition, we intend to post on our website all disclosures that are required by law and Nasdaq rules concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Shareholder Communications with the Board

Shareholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o Secretary, Modular Medical, Inc. 10740 Thornmint Road, San Diego, CA 92127. The envelope should indicate that it contains a shareholder communication. All such shareholder communications will be forwarded to the director or directors to whom the communications are addressed.

Director Independence

The Board of Directors has determined that each of Ms. Volkart and Messrs. Felsher, Sheibley, and Desisto is an “Independent Director,” as defined by Nasdaq’s listing rules. The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees, each of which is comprised solely of independent directors in accordance with Nasdaq’s listing rules. No director qualifies as independent unless the Board of Directors affirmatively determines that he or she has no direct or indirect relationship with us that would impair his or her independence. The Board independently reviews the relationship of the Company to any entity employing a director or on whose board of directors such director is serving currently.

DIRECTOR COMPENSATION

Pursuant to our outside director compensation plan (the “Director Plan”), non-employee directors are paid the following annual retainers:

•        $25,000 for service as a member of the Board of Directors; and

•        $5,000 for service as chair of a committee of the Board of Directors.

The annual retainers are paid in quarterly installments in either cash, options to purchase shares of our common stock or in shares of our common stock, as directed by each director based on an annual election.

In addition, under the Director Plan, each director receives an annual service equity award of $100,000 paid in quarterly installments in either options to purchase shares of our common stock or shares of our common stock, as directed by each director based on an annual election. The Director Plan currently provides that a minimum price of $10.00 per share of common stock is used to calculate the number of shares subject to options or share awards.

In addition, upon appointment to the Board of Directors, we award our non-employee directors an equity award under the 2017 Plan, which awards vest over three years.

All equity awards to our directors are issued from the 2017 Plan.

The following table sets forth the compensation earned by our non-employee directors in fiscal 2024:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)(3)	Option awards ($)(2)(4)	Total ($)
Duane DeSisto	22,170	239,603	—	261,773
William Febbo(5)	7,500	2,328	—	9,828
Steven Felsher	—	4,377	36,312	40,689
Morgan Frank	—	—	45,390	45,390
Philip Sheibley	30,000	14,550	—	60,795
Carmen Volkart	—	3,658	36,312	39,970
Ellen O’Connor Vos	25,000	—	36,312	42,562

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(1)      Mr. DeSisto was appointed to the Board of Directors in July 2023, and, upon his appointment, was granted a restricted stock unit (“RSU”) for 250,000 shares of our common stock. As of March 31, 2024, 187,499 shares of our common stock subject to such RSU remained unvested. We calculated the estimated fair value of the RSU using the closing price per share of our common stock on the grant date.

(2)      Award amounts reflect the aggregate grant date fair value with respect to awards granted, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option awards are set forth in the notes to the consolidated financial statements included in Item 8 of our Annual Report on Form 10-K, filed with the SEC on June 21, 2024. These amounts do not reflect actual compensation earned or to be earned by our directors.

(3)      We calculated the estimated fair value of the stock awards issued quarterly to Messrs. DeSisto, Felsher and Sheibley and Ms. Volkart under the Director Plan using the closing price per share of our common stock on the day prior to the award date.

(4)      As of March 31, 2024, our non-employee directors each held outstanding options to purchase the following number of shares of our common stock: Steven Felsher, 98,084; Morgan Frank, 177,458; Philip Sheibley, 16,667; Carmen Volkart; 150,558, Ellen O’Connor Vos, 166,020.

(5)      Mr. Febbo resigned from the Board of Directors in July 2023.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid by us to each of our executive officers (sometimes referred to herein as the “named executive officers”) for fiscal 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)(1)	Total ($)
James E. Besser,	2024	—	—	130,480	130,481
Chief Executive Officer(2)	2023	—	—	—	1.00

Paul DiPerna,	2024	300,000	—	182,792	482,792
President, Chief Financial Officer, Treasurer and Chairman	2023	300,000	—	189,413	489,413

Kevin Schmid,	2024	250,000	—	160,510	410,510
Chief Operating Officer(3)	2023	176,121	—	701,945	878,066

____________

(1)      Award amounts reflect the aggregate grant date fair value with respect to awards granted, as determined pursuant to Financial Accounting Standards Board (“FASB”) ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option awards are set forth in the notes to the consolidated financial statements included in item 8 of our Annual Report on Form 10-K, filed with the SEC on June 21, 2024. These amounts do not necessarily reflect actual compensation earned or to be earned by our named executive officers.

(2)      Mr. Besser was appointed our chief executive officer in February 2022, and he is paid de minimis annual base salary of $1.00.

(3)      Mr. Schmid was appointed our chief operating officer in July 2022 at an annual base salary of $250,000.

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information regarding outstanding equity awards held by our named executive officers as of March 31, 2024.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)
James E. Besser	135,136	(2)	—	1.11	10/2/2033
Paul DiPerna	1,155	(3)	—	9.48	6/1/2030
	1,169	(4)	—	9.48	5/1/2030
	1,170	(5)	—	9.48	4/1/2030
	1,660	(6)	—	7.44	3/2/2030
	1,745	(7)	—	7.44	2/1/2030
	1,727	(8)	—	7.44	1/1/2030
	1,809	(9)	—	6.75	12/1/2029
	1,811	(10)	—	6.75	11/1/2029
	1,721	(11)	—	6.75	10/1/2029
	1,662	(12)	—	6.75	9/15/2029
	1,666	(13)	—	6.75	8/15/2029
	1,660	(14)	—	6.75	7/15/2029
	1,650	(15)	—	6.75	6/15/2029
	1,677	(16)	—	6.75	5/15/2029
	1,624	(17)	—	6.75	4/15/2029
	1,694	(18)	—	6.75	3/15/2029

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(1)
	1,641	(19)	—		6.75	2/15/2029
	1,603	(20)	—		6.75	1/15/2029
	1,775	(21)	—		6.75	12/15/2028
	1,775	(22)	—		6.75	11/15/2028
	6,005	(23)	—		1.98	10/15/2028
	6,005	(24)	—		1.98	09/15/2028
	6,005	(25)	—		1.98	08/15/2028
	100,000	(26)	—		6.75	11/25/2029
	28,750	(27)	16,250	(27)	4.24	4/14/2032
	—		50,000	(28)	1.65	4/3/2033
	90,091	(2)	—		1.11	10/2/2033
	—		45,046	(29)	1.11	10/2/2033
Kevin Schmid	97,222	(30)	77,778	(30)	4.24	7/21/2032
	—		100,000	(31)	1.50	4/3/2033
	37,538	(2)	—		1.11	10/2/2033
	—		18,769	(20)	1.11	10/2/2033

____________

(1)      The standard option term is ten years, but all of the options expire automatically unless exercised within 90 days after the cessation of service as an employee, director or consultant.

(2)      The option was granted on October 2, 2023 and vested on January 19, 2024 upon our 510(k) premarket submission to the FDA for our initial pump product.

(3)      The option was granted on June 1, 2020, and vested on the grant date.

(4)      The option was granted on May 1, 2020, and vested on the grant date.

(5)      The option was granted on April 1, 2020, and vested on the grant date.

(6)      The option was granted on March 2, 2020, and vested on the grant date.

(7)      The option was granted on February 1, 2020, and vested on the grant date.

(8)      The option was granted on January 1, 2020, and vested on the grant date.

(9)      The option was granted on December 1, 2019, and vested on the grant date.

(10)    The option was granted on November 1, 2019, and vested on the grant date.

(11)    The option was granted on October 1, 2019, and vested on the grant date.

(12)    The option was granted on September 15, 2019, and vested on the grant date.

(13)    The option was granted on August 15, 2019, and vested on the grant date.

(14)    The option was granted on July 15, 2019, and vested on the grant date.

(15)    The option was granted on June 15, 2019, and vested on the grant date.

(16)    The option was granted on May 15, 2019, and vested on the grant date.

(17)    The option was granted on April 15, 2019, and vested on the grant date.

(18)    The option was granted on March 15, 2019, and vested on the grant date.

(19)    The option was granted on February 15, 2019, and vested on the grant date.

(20)    The option was granted on January 15, 2019, and vested on the grant date.

(21)    The option was granted on December 15, 2018, and vested on the grant date.

(22)    The option was granted on November 15, 2018, and vested on the grant date.

(23)    The option was granted on October 15, 2018, and vested on the grant date.

(24)    The option was granted on September 15, 2018, and vested on the grant date.

(25)    The option was granted on August 15, 2018, and vested on the grant date.

(26)    The option was granted on November 25, 2019, and vested monthly over three years commencing January 1, 2020.

(27)    The option vested with respect to 15,000 of the shares for which it is exercisable on April 14, 2023, the one-year anniversary of the grant date, and vested or vests with respect to the remaining shares monthly beginning May 14, 2023, subject to continued service as an employee, director or consultant.

(28)    The option vested with respect to 16,666 of the shares for which it is exercisable on April 3, 2024, the one-year anniversary of the grant date, and vested or vests with respect to the remaining shares monthly beginning May 3, 2024, subject to continued service as an employee, director or consultant.

(29)    The option was granted on October 2, 2023, vesting on the date that the Company receives notification of FDA clearance of the 510(k) premarket submission, if received on or before August 1, 2024, subject to continued service as an employee, director or consultant. As the vesting requirement was not met, the option terminated in August 2024.

(30)    The option vested with respect to 25,926 of the shares for which it is exercisable on July 21, 2023, the one-year anniversary of the grant date, and vests with respect to the remaining shares monthly beginning August 21, 2023, subject to continued service as an employee, director or consultant.

(31)    The option vested with respect to 33,333 of the shares for which it is exercisable on April 3, 2024, the one-year anniversary of the grant date, and vested or vests with respect to the remaining shares monthly beginning May 3, 2024, subject to continued service as an employee, director or consultant.

Securities Authorized for Issuance under Equity Incentive Plans

The following table shows the number of securities to be issued upon exercise or vesting of outstanding equity awards under the 2017 Plan as of March 31, 2024 (the Company had no equity incentive plans other than the 2017 Plan as of such date).

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans not approved by security holders	3,689,341	$3.70	3,648,651

The DiPerna Employment and Related Agreements

We entered into an employment agreement dated as of August 1, 2018, as amended as of May 12, 2020 and July 1, 2020, with Mr. DiPerna pursuant to which Mr. DiPerna is employed by us as our president. Mr. DiPerna’s employment agreement, as amended, had an initial two-year term and automatically renews for additional one-year terms, unless either party terminates the employment agreement by written notice to the other at least 90 days before the end of the then-current term. Such agreement, as amended, provides that we will pay Mr. DiPerna an annual cash salary of $300,000 (“base compensation”) as follows: (i) a cash salary of $200,000; and (ii) deferred salary of $100,000 per year, payment of which shall initially be deferred and accrue for his benefit until the Company has received $5,000,000 of cumulative gross proceeds from its financing activities initiated in calendar year 2020. The agreement, as amended, provides that the cumulative amount of the Deferred Salary shall be paid to Mr. DiPerna in the first payroll after achievement of $5,000,000 of financing gross proceeds, after which the salary deferrals will cease and Mr. DiPerna’s $300,000 base compensation will be paid entirely in cash; the salary deferrals ceased and the Company paid such deferred salary to Mr. DiPerna in May 2021. The agreement as amended also provides that Mr. DiPerna shall receive an annual bonus of $300,000, payable at the discretion of the Board of Directors, either in shares of our common stock, options to purchase shares of our common stock, or in cash. If the Board chooses to pay the bonus in shares, such shares will be valued at a price determined by the Board of Directors. If the Board chooses to pay the bonus in shares of our common stock or options to purchase common stock, the Company must reimburse Mr. DiPerna for all federal, state and local tax obligations he incurs as a result of such issuance. Pursuant to such employment agreement (i) if we terminate Mr. DiPerna’s employment without Cause or he resigns with Good Reason, each as defined in the agreement, we will be required to pay Mr. DiPerna a lump sum in the amount equal to his base compensation (that is, $300,000), (ii) if we terminate Mr. DiPerna’s employment for Cause or he resigns other than for Good Reason, we are not obligated to make any severance payment and Mr. DiPerna will be entitled to receive only his base compensation through the last day of his employment, and (iii) upon Mr. DiPerna’s death or Disability (as defined in the agreement), he will be entitled to receive his base compensation through the last day of his employment and will remain eligible for all applicable benefits relative to death or disability pursuant to any plans that we have in place at such time. In addition, the employment agreement, as amended, provides that if Mr. DiPerna is removed as Chief Executive Officer or Chairman of the Board as a result of a merger of the Company, the sale or all or substantially all of its assets, the acquisition by a person or related “group” of persons of 50% or more of the voting power, or certain other events commonly constituting a “change of control” (as set forth in the employment agreement) (such event and termination, together, a “Change in Control,” then:

•        within 60 days of the date the Change in Control occurs, Mr. DiPerna shall be paid by us or our successor in interest a lump sum cash payment equal to his then annual base compensation; and

•        immediately prior to such Change of Control, any unvested stock options or other unvested securities of ours issued to Mr. DiPerna shall automatically accelerate and immediately become fully vested and exercisable.

If a Change of Control had occurred on March 31, 2024, under his employment agreement, Mr. DiPerna would have been entitled to the following:

•        payment of a lump sum of $300,000 within 60 days thereof; and

•        accelerated vesting of options to purchase 111,296 shares of common stock. The value of the shares subject to accelerated vesting is calculated as the intrinsic value per share multiplied by the number of shares that would become fully vested upon a Change of Control. The intrinsic value per share would be calculated as the excess of the closing price of the common stock of $1.85 on the Nasdaq Capital Market on March 28, 2024 over the exercise price of the option. As of March 31, 2024, the intrinsic value of the shares subject to accelerated vesting was approximately $67,000.

In connection with our acquisition of Quasuras, we entered into an Intellectual Property Transfer Agreement dated as of July 24, 2017, with Quasuras and Mr. DiPerna, pursuant to which Mr. DiPerna transferred to us all intellectual property rights owned directly and/or indirectly by him related to our business. Separately, we agreed to pay Mr. DiPerna, as part of his compensation for services to be performed for us, pursuant to a royalty agreement, certain fees based upon future sales, if any, of our products subject to a maximum $10,000,000 cap on the aggregate amount of fees that Mr. DiPerna could earn from such arrangement. As there have been no such sales to date, we have not made any payments to Mr. DiPerna under the royalty agreement.

The Schmid Offer Letter

Pursuant to his offer letter from the Company to serve as its Chief Operating Officer, dated July 13, 2022 (the “Offer Letter”), Mr. Schmid receives an annual base salary of $250,000. Additionally, he is eligible for an annual discretionary target incentive bonus of up to 50% of his annual base salary. In connection with his appointment, Mr. Schmid was granted an option to purchase 175,000 shares of our common stock. The stock option vests over a three-year period with the option vesting with respect to one-third of the shares subject to the stock option on the one-year anniversary of the grant date and the remaining shares vesting monthly thereafter, subject to Mr. Schmid’s continuous service with us. In the event of termination of his employment by us other than for Cause or by Mr. Schmid other than for Good Reason (each as defined in the Offer Letter), Mr. Schmid will receive a lump-sum severance payment in an amount equal to six months of his then-current annual base salary and reimbursement of the full premium amount (less withholding taxes) charged under the Consolidated Omnibus Budget Reconciliation Act for continuation of the group health insurance in effect for him and his participating dependents, for a period of six months following the termination of his employment, subject to earlier termination of reimbursement as of the effective date that he receives coverage under a group health insurance plan of another employer.

Pay Versus Performance

The following table provides information regarding the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and non-PEO named executive officers (“NEOs”) and certain financial performance of the Company for the fiscal years listed below.

Fiscal Year	Summary compensation table total for PEO(1) ($)	Compensation actually paid to PEO(2) ($)	Average summary compensation table total for non-PEO NEOs(3) ($)	Average compensation actually paid to non-PEO NEOs(4) ($)	Value of initial fixed $100 investment based on total shareholder return (“TSR”)(5) ($)	Net loss ($)
2024	130,480	420,388	446,651	466,267	(9.09)	17,470,489
2023	—	—	683,745	125,426	18.73	$13,878,936

____________

(1)      Represents the amounts of total compensation reported for our PEO during each corresponding year in the “Total” column of the Summary Compensation Table above. Mr. Besser is paid de minimis annual compensation of $1.00.

(2)      Represents the amount of “compensation actually paid” to our PEO as computed in accordance with Item 402(v) of Regulation S-K, with the following adjustments:
Fiscal Year	Summary compensation table total for PEO ($)	Reported value of equity awards for PEO ($)	Fair value as of year-end for awards granted during the year ($)	Fair value year- over-year increase or decrease in unvested awards granted in prior years ($)	Fair value of awards granted and vested during the year ($)	Fair value increase or decrease from prior year end for awards that vested during the year ($)	Compensation actually paid to PEO ($)
2024	130,480	130,480	205,696	—	214,692	—	420,388
2023	—	—	—	—	—	—	—

(3)      Represents the average of the amounts reported for our NEOs as a group (excluding our PEO) in each applicable year in the “Total” column of the Summary Compensation Table above. For fiscal years 2023 and 2024, this includes Paul DiPerna and Kevin Schmid (the “Non-PEO NEOs”).

(4)      Represents the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average compensation earned or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year:
Fiscal Year	Average summary compensation table total for Non-PEO NEOs ($)	Reported value of equity awards for NEOs ($)	Fair value as of year-end for awards granted during the year ($)	Fair value year-over- year increase or decrease in unvested awards granted in prior years ($)	Fair value of awards granted and vested during the year ($)	Fair value increase or decrease from prior year end for awards that vested during the year ($)	Average compensation actually paid to Non-PEO NEOs ($)
2024	446,651	(171,651)	242,159	(31,700)	93,526	(112,718)	466,267
2023	683,745	(445,684)	157,589	(288,095)	60,525	(42,654)	125,426

(5)      TSR is cumulative for the measurement periods beginning on March 31, 2022 and ending on March 31 of each of 2023 and 2024, respectively, calculated by dividing the difference between our share price at the end and the beginning of the measurement period by our share price at the end of the measurement period. No dividends were paid in fiscal 2024 or 2023.

(6)      The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable years.

The illustrations below provide an additional graphical description of CAP compared to both our cumulative TSR and our net loss. As the illustrations show, the compensation actually paid to our PEO and the average amount of compensation actually paid to our non-PEO NEOs during fiscal 2023 and 2024 presented are not directly correlated with TSR. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. Compensation actually paid is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share-price volatility during the fiscal year, our mix of performance metrics and other factors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date concerning the ownership of our common stock by:

•        each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock (currently our only class of voting securities);

•        each of our directors;

•        each of our executive officers; and

•        all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act, and includes all shares over which the beneficial owner exercises voting or investment power. Shares that are issuable upon the exercise of options, warrants and other rights to acquire common stock that are presently exercisable or exercisable within 60 days of the Record Date are reflected in a separate column in the table below. These shares are taken into account in the calculation of the total number of shares beneficially owned by a particular holder and the total number of shares outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 40,665,220 shares of common stock outstanding on the Record Date.

Unless otherwise stated, the business address of each of our directors and executive officers listed in the table is 10740 Thornmint Road, San Diego, California 92127.

Name and principal position	Number of Shares Beneficially Owned (Excluding Outstanding Equity Awards and Warrants)		Number of Shares Issuable on Exercise of Outstanding Equity Awards and Warrants(1)	Percent of Class
JEB Partners, L.P.	330,473	(2)	—	*
Manchester Explorer, LP	3,284,743	(2)	653,511	9.53
Manchester Management Company, LLC	3,615,216	(2)	653,511	10.33
Solas Capital Management, LLC	1,881,095	(3)	462,823	5.70
683 Capital Management, LLC	1,570,000	(4)	641,199	5.35
Sio Capital Management, LLC	689,352	(5)	2,786,516	8.00
Directors and Officers:
James Besser	3,780,966	(2)	788,647	11.02
Paul DiPerna	2,553,586	(6)	410,107	7.22
Kevin Schmid	—		276,121	*
Duane DeSisto	139,989		—	*
Steven Felsher	128,427		120,584	*
Morgan C. Frank	3,938,254	(2)	859,094	10.45
Philip Sheibley	66,139		39,167	*
Carmen Volkart	11,460		173,058	*
Ellen O’Connor Vos	18,519		206,853	*
All current directors and executive officers as a group (9 persons)	6,678,086		2,084,985	20.46

____________

*        Represents less than 1%

(1)      Represents the number of shares subject to outstanding options, restricted stock units and warrants to acquire shares of our common stock that are exercisable within 60 days of the Record Date.

(2)      Consists of (i) 144,750 shares directly held by Mr. Besser, (ii) 3,284,743 shares held by Manchester Explorer, (iii) 330,473 shares held by JEB Partners, L.P., and (iv) 206,226 shares held by Mr. Frank. Mr. Besser, as the managing member, and Mr. Frank, as the portfolio manager and consultant, of Manchester Management Company, LLC, (“MMC”), the general partner of Manchester Explorer and JEB Partners, L.P., have shared voting and dispositive power over shares held by Manchester Explorer and JEB Partners, L.P. The address for Messrs. Besser and Frank, Manchester Explorer and JEB Partners, L.P. is c/o MMC, 2 Calle Candina, No. 1701, San Juan, Puerto Rico 00907.

(3)      Based on information reported by Solas Capital Management, LLC (“Solas”) on a Schedule 13G filed with the SEC on November 14, 2024. Solas is a registered investment adviser and serves as the investment manager to two private funds (the “Funds”) and as sub-adviser to another private fund (the “Other Fund”), which hold securities for the benefit of their investors. Solas and Mr. Frederick Tucker Golden, as portfolio manager of Solas, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares of common stock held by the Funds and by the Other Fund. Pursuant to Rule 13d-4 under the Exchange, each of the Funds expressly disclaims beneficial ownership over any of the securities reported as held by Solas. The address for Solas and Mr. Golden is 1063 Post Road, Darien, CT 06820.

(4)      Based on information reported by 683 Capital Management, LLC (“683 Management”) on a Schedule 13G filed with the SEC on March 1, 2024. 683 Management, as the investment manager of 683 Capital Partners, LP (“683 Capital”), may be deemed to have beneficial ownership of the shares of the Company’s common stock beneficially owned by 683 Capital. Ari Zweiman, as the managing member of 683 Management, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by 683 Management. The address for 683 Management, 683 Capital and Mr. Zweiman is 1700 Broadway, Suite 4200, New York, NY 10019.

(5)      Based on information reported by Sio Capital Management, LLC (“Sio”) on a Schedule 13G/A filed with the SEC on February 14, 2024. Sio is a registered investment advisor to certain affiliated funds, which directly hold the shares of our common stock reported on such Schedule 13G/A for the benefit of their respective investors, and, in such capacity, Sio has voting and dispositive power over such shares. The address for Sio, the GP and Mr. Castor is 600 Third Avenue, New York, New York 10016.

(6)      Consists of (i) 2,000,000 shares owned by the Paul DiPerna Irrevocable Trust, (ii) 333,334 shares owned by Mr. DiPerna’s adult daughters, Kelsie DiPerna and Alaria DiPerna, over which Mr. DiPerna has sole voting power, (iii) 207,906 shares owned by the Paul DiPerna Trust, and (iv) 12,346 shares owned by Mr. DiPerna. Mr. DiPerna is the trustee of both the Paul DiPerna Irrevocable Trust and the Paul DiPerna Trust.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Below we describe any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest since April 1, 2023.

MMC, as the general partner of Manchester Explorer, combined with the holdings of its affiliates, JEB Partners, LP, Mr. Besser and Mr. Frank, owned approximately 13% of our outstanding shares of common stock at March 31, 2024. Mr. Besser is our chief executive officer and a managing member of MMC. Mr. Frank is one of our directors, and he serves as the portfolio manager of Manchester Explorer and as a managing member of MMC. In February 2024, we closed a public offering of our common stock (the “2024 Offering”), and Manchester Explorer purchased 900,000 shares in the 2024 Offering for aggregate gross proceeds to us of $990,000.

Mr. DiPerna’s daughter is an employee of ours and, during fiscal 2024, we paid her approximately $137,000, which includes the aggregate grant date fair value, as determined pursuant to FASB ASC Topic 718, of stock options granted to her.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Report by reference therein.

The Audit Committee serves in an oversight capacity. Management is responsible for the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s financial statements per the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and to select and retain the Company’s independent auditors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements including not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies, and the clarity of disclosures in the audited financial statements prior to issuance.

In overseeing the preparation of the Company’s audited financial statements as of and for the year ended March 31, 2024, the Audit Committee reviewed and discussed the audited financial statements with management and the Company’s independent auditors, including meetings with the Company’s independent auditors without management present, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. In this regard, the Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee has received the written disclosures and the letter from its independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors its independence.

Recommendations of the Audit Committee.    Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, for filing with the SEC.

This report has been submitted by the Audit Committee of the Board.
Steven Felsher, Chairperson
Philip Sheibley
Carmen Volkart

MATTERS TO BE VOTED ON

PROPOSAL NO. 1: ELECTION OF DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING
OF SHAREHOLDERS AND
UNTIL THEIR RESPECTIVE SUCCESSORS SHALL HAVE BEEN DULY ELECTED AND QUALIFIED

NOMINEES FOR ELECTION AS DIRECTOR

The Board of Directors is currently comprised of seven directors. A total of seven directors have been nominated for election at the Annual Meeting to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The persons named as proxies on the enclosed proxy card will vote the shares represented by all valid submitted proxies in accordance with the specifications of the shareholders returning such proxies. If no choice has been specified by a shareholder, the shares will be voted FOR the nominees. If at the time of the Annual Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the proxy card will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board. If a quorum is present and voting, the nominees for directors receiving a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting will be elected. Abstentions and broker non-votes will have no effect on the vote.

NOMINEES FOR ELECTION AS DIRECTOR

Nominees

Set forth below, and above under “Board of Directors,” is information regarding the seven nominees for election to the Board:

Name	Position with the Company
Paul DiPerna	President, Chief Financial Officer, Treasurer and Chairman of the Board of Directors
Duane DeSisto	Director
Steven Felsher	Director
Morgan C. Frank	Director
Philip Sheibley	Director
Carmen Volkart	Director
Ellen O’Connor Vos	Director

Required Vote

If a quorum is present, the nominees for director receiving a majority of the votes of the shares of our common stock present in person (virtually) or represented by proxy and entitled to vote in the election will be elected. You may choose to vote FOR, AGAINST, or ABSTAIN with respect to each nominee. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may not vote your shares at its discretion. Broker non-votes will have no effect on the outcome of the vote but abstentions will have the same effect as a vote against the applicable director nominee(s).

The Board of Directors recommends a vote “FOR” the election of all of the above nominees.

Proposal 2: TO APPROVE AN AMENDMENT TO THE 2017 PLAN

We are requesting that our shareholders approve an amendment to the 2017 Plan to increase by 3,000,000 the number of shares of our common stock authorized for issuance thereunder. As approved by the Board in October 2017, the 2017 Plan originally authorized the issuance of up to 1,000,000 shares of common stock. Following amendments to the 2017 Plan in January 2020, August 2021, January 2023, and February 2024, the 2017 Plan currently authorizes for issuance thereunder an aggregate of 7,666,668 shares of our common stock. As of January 17, 2025, 4,757,716 shares of our common stock were subject to existing stock-based compensation awards and 2,686,121 additional shares of common stock were available for future issuance with respect to awards under the 2017 Plan (plus any shares that might in the future be returned to the 2017 Plan as a result of cancellation, expiration or forfeit of outstanding awards). As of January 17, 2025, the shares subject to existing awards represented approximately 11.7% of the shares of our common stock outstanding and approximately 8.4% of our fully diluted shares outstanding, which we have calculated as the sum of (i) total shares of common stock outstanding, (ii) shares of common stock subject to existing stock-based compensation awards and (iii) shares of common stock exercisable under common stock purchase warrants. The additional 3,000,000 shares pursuant to the proposed amendment to the 2017 Plan represent approximately 7.4% of our shares of common stock currently outstanding and approximately 5.3% of the fully diluted number of shares of common stock outstanding as of January 17, 2025. All figures for shares authorized for issuance and shares subject to outstanding awards presented in this section have been adjusted to reflect the 1-for-3 reverse stock split of the common stock effected in November 2021.

The challenges our business has faced and the substantial doubt about our ability to continue as a going concern have made it more challenging for us to attract and hire employees. We generally issue equity awards in the form of stock options to our employees and consultants. We are concerned that the awards we have granted to date are inadequate to motivate, retain and incentivize our employees and consultants, and we believe we will need to increase the award levels during our next performance review cycle in the first half of calendar year 2025.

If our shareholders approve the amendment to the 2017 Plan to increase by 3,000,000 the number of shares of our common stock available for issuance under the 2017 Plan, we anticipate that the share pool will provide us for adequate shares for at least the next two years. We recognize the need to balance shareholder concerns over the potentially dilutive effects of the increased number of shares authorized for issuance under the 2017 Plan with our ability to attract, motivate, reward and retain our employees and non-employee directors, who are critical to driving our business plan and increasing shareholder value. We believe that the dilutive effect of our equity awards has been reasonable and consistent with these essential requirements. If our shareholders approve the proposed amendment to the 2017 Plan, we expect that it may be necessary to request that our shareholders approve additional amendments to the 2017 Plan to increases to the shares authorized for issuance thereunder and/or to approve new Company equity compensation plans in the future, as we expect to grow our business, increase our headcount and potentially expand the size of the Board.

As disclosed in our most recent quarterly report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 14, 2024, there was substantial doubt as to our ability to continue as a going concern within one year from the date of issuance of the financial statements included therein as a result of our operating losses, and negative cash flows. While we issued 5,450,573 shares of our common stock in a firm commitment underwritten offering resulting in gross proceeds to the Company of approximately $8.2 million in November 2024, we expect that we will need to raise additional capital through debt or equity arrangements in the foreseeable future, and we expect significant additional dilution from the additional financing that we will require to commercialize our initial pump product. Given the number of shares currently outstanding and the anticipated dilution from future capital raises, we believe that an additional 3,000,000 shares of common stock authorized for issuance under the 2017 Plan will provide us with a reasonable amount of shares available for issuance as compared to our overall amount of shares of common stock outstanding, on a fully diluted basis, following any additional capital raises, and will give us the ability to grant awards for retaining, motivating and incentivizing our employees, consultants and non-employee directors.

We believe that shareholder approval of the proposed amendment to the 2017 Plan to authorize for issuance 3,000,000 additional shares thereunder pursuant to this Proposal No. 2 is necessary in order for us to have a sufficient number of shares available for issuance under the 2017 Plan to allow us to continue to motivate, reward and retain the services of our non-employee directors, employees and consultants. If the proposed amendment is not approved, the 2017 Plan will remain in effect with its current terms and conditions but without the additional shares for issuance thereunder that we consider necessary for our continued competitiveness, and it may make it difficult for us to retain our employees and non-employee directors. In addition, if the amendment is not approved, going forward we may be unable to provide equity awards to our non-employee directors or provide additional awards to our employees, whose existing awards have and are expected to experience significant dilution. Without the proposed increase in shares available for issuance under the 2017 Plan, we would be reliant on cash-settled awards as our sole method of incentive-based compensation once all shares authorized for issuance thereunder have been issued, unless and until our shareholders approve one or more amendments to increase the shares available under the 2017 Plan or approve our adoption of one or more new equity compensation plans. We believe that this would not be in our shareholders’ best interests as it would (a) remove incentives aligning our employees and our senior leaders with shareholders to drive company-wide performance and produce long-term shareholder value and (b) increase our cash burn, as we would need to increase our reliance on cash-settled awards. The Board of Directors, therefore, recommends that shareholders approve the proposed amendment to the 2017 Plan.

Summary of 2017 Plan, as Proposed to be Amended

The following is a summary of the material terms and conditions of the 2017 Plan, as proposed to be amended, is qualified in its entirety by the provisions contained in the 2017 Plan, as proposed to be amended, a copy of which is attached as Appendix A to this proxy statement.

Purpose

The objective of the 2017 Plan is to encourage and enable the officers, employees, directors, consultants and other key persons of the Company and its subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

Grants

The 2017 Plan permits the granting of stock options (including incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“IRC”), and non-qualified stock options), stock awards including shares of restricted stock, restricted stock units, stock appreciation rights (“SARs”) or similar rights with a fixed or variable price related to the Fair Market Value (as defined below and in the 2017 Plan) of our shares of common stock and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events or the satisfaction of performance criteria or other conditions, and any other security with the value derived from the value of our shares of common stock, including, but not limited to, Dividend Equivalent Rights, Performance Units and Performance Shares, or any combination thereof (each an “Award” and collectively, the “Awards”). Although all employees and all of the employees of our subsidiaries are eligible to receive grants under our 2017 Plan, the grant to any particular employee is subject to the discretion of the Administrator of the 2017 Plan.

A maximum of 7,666,668 shares of our common stock is available for issuance under the 2017 Plan, subject to adjustment. Any shares covered by an Award (or portion of an Award) that is forfeited or canceled, expires or is settled in cash, is deemed not to have been issued for purposes of determining the maximum aggregate number of shares that may be issued under the 2017 Plan. If any unissued shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained shares become available for future issuance under the 2017 Plan (unless the 2017 Plan has terminated). Shares of common stock that are actually issued under the 2017 Plan pursuant to an Award will not be returned to the 2017 Plan and will not become available for future issuance under the 2017 Plan, except that if unvested shares are forfeited, or repurchased by the Company at their original purchase price, such shares shall become available for future grant under the 2017 Plan.

We have made and will make appropriate adjustments to outstanding grants and to the number or kind of shares subject to the 2017 Plan in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions, including a merger or a sale of all or substantially all of our assets.

Administration

The 2017 Plan is administered by the Board or any committee of the Board (“Committee”) appointed to administer the 2017 Plan (the “Administrator”). Currently, the Compensation Committee of the Board serves as the Administrator. In addition, under certain circumstances the Administrator may delegate any or all of its duties, powers and authority under the 2017 Plan to one or more officers of the Company.

The Administrator has full power and authority, consistent with the terms of the 2017 Plan, among other things, to determine the eligible persons to whom Awards are granted, the types of Awards to be granted, the number of shares of common stock covered by or used for reference purposes for each Award, whether to amend the terms of existing Awards, and the terms, limitations, restrictions and conditions of all Awards.

Subject to the provisions of the 2017 Plan, the Administrator may construe and interpret the 2017 Plan and Awards granted under the 2017 Plan (including the agreements evidencing such Awards). The Administrator may adopt and interpret such rules and regulations relating to the 2017 Plan and make all other determinations for the administration of the 2017 Plan. All decisions, determinations and interpretations of the administrator shall be conclusive and binding on all persons.

Terms and Conditions of Awards

The terms and conditions of each Award will be as set forth in the 2017 Plan and as otherwise determined by the Administrator and set forth in a written agreement between the Company and an employee, officer, director or consultant (each a “Grantee”) evidencing the grant of the Award (an “Award Agreement”).

The term of each Award will be as stated in the Award Agreement, provided, however, that the term of an incentive stock option may not exceed 10 years from the date of grant.

In the case of an incentive stock option granted to a Grantee who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, however, the term of the incentive stock option may not exceed five years from the date of grant. The per-share exercise price of an incentive stock option granted under the 2017 Plan may not be less than 100% of the Fair Market Value of the Company’s common stock on the date of grant, provided that, in the case of an incentive stock option granted to an employee who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per-share exercise price may not be not less than 110% of the Fair Market Value per share on the date of grant.

In the case of a non-qualified stock option, the per-share exercise price may not be less than 100% of the Fair Market Value per share on the date of grant unless otherwise determined by the Administrator.

In the case of other Awards, the per-share exercise price is as determined by the Administrator.

To the extent that the aggregate Fair Market Value of shares of our common stock subject to incentive stock options that become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any parent or subsidiary) exceeds $100,000, such excess options, to the extent of the shares covered thereby in excess of the foregoing limitation, will be treated as non-qualified stock options. For this purpose, incentive stock options will be taken into account in the order in which they were granted, and the Fair Market Value of the shares subject thereto shall be determined as of the date that the option with respect to such shares is granted.

“Fair Market Value” of our common stock means (i) the closing price for a share of our common stock for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange or national market system determined by the Administrator to be the primary market for our common stock, (ii) if our common stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share of our common stock on an inter-dealer quotation service for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the administrator deems reliable, or (iii) in the absence of an established market for our common stock of the type described in (i) or (ii), as determined by the Administrator in good faith.

Transferability

Except as otherwise determined by the Administrator and only under the limited conditions as set forth in the 2017 Plan, all Awards granted under the 2017 Plan are nontransferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order entered by a court of competent jurisdiction. Unless otherwise determined by the Administrator in accordance with the 2017 Plan, during the Grantee’s lifetime, Awards are exercisable only by the Grantee except as otherwise determined by the Board or the Committee. In addition, if so permitted by the Administrator, a Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any distributions under the 2017 Plan upon the Grantee’s death.

Term; Amendment and Termination

Unless sooner terminated by the Board, the 2017 Plan will terminate 10 years from the date it became effective, or July 24, 2027. The Board may at any time amend, suspend or terminate the 2017 Plan. The Company will obtain stockholder approval of any amendment to the 2017 Plan to the extent necessary to comply with applicable law or stock exchange rules. No Award may be granted during any suspension of the 2017 Plan or after termination of the 2017 Plan. No amendment, suspension or termination of the 2017 Plan (including termination of the 2017 Plan pursuant to its terms) will affect Awards already granted, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

Federal Income Tax Consequences

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in our 2017 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Stock option grants under the 2017 Plan are intended either to qualify as incentive stock options under IRC Section 422 or to be non-qualified stock options governed by IRC Sections 83 and 423, depending on how some are granted. Generally, no federal income tax is payable by a participant upon the grant of an incentive stock option and no deduction is allowed to be taken by the Company. The grant of a non-qualified stock option does result in the recognition of taxable income when the option is granted. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the stock on the exercise date and the stock option grant price. The Company will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option if the shares received are held for the applicable holding period (except that alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. The Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option that occurs before the applicable holding period has been satisfied.

Restricted stock and restricted stock units are also governed by IRC Section 83. Generally, the award of such restricted rights do not give rise to taxable income so long as same are subject to a substantial risk of forfeiture (i.e., becomes vested or transferable). Restricted stock generally becomes taxable when it is no longer subject to a “substantial risk of forfeiture.” Restricted stock units become taxable when settled. When taxable to the participant, income tax is paid on the value of the stock or units at ordinary rates. The Company will generally be entitled to a corresponding deduction on its income tax return in the year of income recognition by the grantee. Any additional gain on shares received are then taxed at capital gains rates when the shares are sold.

The grant of a stock appreciation right will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such a right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

The foregoing is only a summary of the effect of federal income taxation on the participant and the Company under the 2017 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income may be taxable.

Tax Withholding

No shares of our common stock may be delivered under the 2017 Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of shares or the disqualifying disposition of shares received on exercise of an incentive stock option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2017 Plan. In addition, the Administrator in its sole discretion will determine the number and types of Awards that will be granted and to whom. Thus, it is not possible to determine the benefits that will be received by eligible participants if our stockholders approve the proposed amendment to the 2017 Plan.

Required Vote

Approval of the amendment to the 2017 Plan to increase by 3,000,000 the number of shares of our common stock currently authorized for issuance thereunder requires the affirmative vote of the holders of a majority of the shares that are represented in person or by proxy at the Annual Meeting and cast on such matter. Abstentions and broker non-votes are not considered to be votes cast under Nevada law and thus will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” approval of the amendment of the 2017 Plan to increase by 3,000,000 the number of shares of our common stock authorized for issuance under the 2017 Plan.

PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING MARCH 31, 2025

The Board has appointed Farber Hass Hurley LLP (“Farber Hass Hurley”) as our independent registered public accounting firm for the fiscal year ending March 31, 2025. The Board seeks an indication from our shareholders of their approval or disapproval of the appointment.

We anticipate that a representative of Farber Hass Hurley will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Our consolidated financial statements for the fiscal years ended March 31, 2024 and 2023 were audited by Farber Hass Hurley.

In the event shareholders fail to ratify the appointment of Farber Hass Hurley, our Audit Committee may reconsider this appointment, but may retain that firm, or may retain another firm, without resubmitting the matter to the Company’s shareholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee meets with our independent registered public accounting firm at least four times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by the independent registered public accounting firm, as well as the fees charged for such services. The Audit Committee is responsible for pre-approving all auditing services and non-auditing services (other than non-audit services falling within the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act and non-audit services that independent auditors are prohibited from providing to us) in accordance with the following guidelines: (i) pre-approval policies and procedures must be detailed as to the particular services provided; (ii) the Audit Committee must be informed about each service; and (iii) the Audit Committee may delegate pre-approval authority to one or more of its members, who shall report to the full committee, but shall not delegate its pre-approval authority to management. Among other things, the Audit Committee examines the effect that performance of non-audit services may have upon the independence of the auditors.

The table below sets forth the aggregate fees billed for each of the last two fiscal years for professional services rendered by Farber Hass Hurley for the audits of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports or services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-related fees consisted of fees related to the issuance of SEC registration statements and included fees associated with the Company’s financing activities, including issuances of comfort letters.

	Year ended March 31,
	2024	2023
Audit fees(1)	$63	$53
Audit-related fees(2)	38	6
Total(3)	$101	$59

____________

(1)      Audit fees consisted of fees for professional services rendered for the audit of our annual consolidated financial statements and reviews of our quarterly consolidated financial statements.

(2)      Audit-related fees consisted of fees for services related to our issuance of SEC registration statements and sales of our securities under registration statements.

(3)      Farber did not provide any non-audit or other services other than those reported under “Audit fees” and “Audit-related fees.”

Required Vote

The affirmative vote of the holders of a majority of the Company’s common stock represented and voting at the Annual Meeting either in person or by proxy will be required for approval of this proposal. Abstentions will have the effect of a vote against this proposal. There will be no broker non-votes with respect to this proposal.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the proposal to ratify the Audit Committee’s appointment of Farber Hass Hurley to serve as our independent registered public accounting firm for the year ending March 31, 2025.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

FUTURE SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with the rules and regulations adopted by the SEC. Any proposal that an eligible shareholder desires to have included in our proxy statement and presented at the Company’s next annual meeting of shareholders will be included in our proxy statement and related proxy card if the proposal is submitted in writing no later than September 23, 2025, to the Company at 10470 Thornmint Road, San Diego, CA 92127, provided however, that if the date of next year’s annual meeting is convened more than 30 days before, or delayed by more than 30 days after, the first anniversary of the Annual Meeting, then the deadline is a reasonable time before we send our proxy materials and if it complies with SEC rules regarding inclusion of proposals in proxy statements. If we move the date of our 2026 annual meeting of shareholders more than 30 days from the one-year anniversary date of the Annual Meeting, we will disclose an updated deadline by which such stockholder proposals must be submitted in a Quarterly Report on Form 10-Q that we file with the SEC. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any shareholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Other deadlines apply to the submission of shareholder proposals for the next annual meeting of the Company’s shareholders that are not required to be included in our proxy statement for such meeting. Under SEC rules, the Company must receive notice of a stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2026 annual meeting of shareholders on or before December 14, 2025; provided, however, that if our 2026 annual meeting is held more than 30 days from the one-year anniversary of the Annual Meeting, then the deadline to submit notice of such a proposal is a reasonable amount of time prior to the date we begin to send our proxy materials for the 2026 annual meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for the proxy statements and annual reports or Notices of Internet Availability of Proxy Materials, as applicable, with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. While the SEC rules allow for the delivery of Notices of Internet Availability of Proxy Materials, the Company does not utilize this method for proxy material delivery and, therefore, does not send out Notices of Internet Availability of Proxy Materials. We and some brokers household proxy materials, delivering a single proxy statement and annual report, to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiples copies of the proxy statement and annual report, and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request addressed to the Company at 10470 Thornmint Road, San Diego, CA 92127. We will deliver promptly, upon written request, a separate copy of the proxy statement and annual report, to a registered shareholder at a shared address to which a single copy of the applicable document(s) was delivered.

In addition, we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information.

OTHER BUSINESS

We have not received notice of and do not expect any matters to be presented for vote at the Annual Meeting, other than the proposals described in this proxy statement. If you submit a proxy, the person named as proxies in the proxy card, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by the Board.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information.

*************

It is important that the proxies be submitted promptly and that your shares be represented. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or by executing and returning the requested proxy card in the envelope provided at your earliest convenience.

January 24, 2025	By Order of the Board of Directors,
/s/ Paul DiPerna
Paul DiPerna Chairman

Appendix A

MODULAR MEDICAL, INC.
AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN
(Effective January 23, 2020, August 11, 2021, January 17, 2023 and February 13, 2024)

1. Purposes of the Plan.

The purposes of this Equity Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any Committee appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s:

(i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity;

(ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability);

(iii) performance of any act or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity;

(iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or

(v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means any committee appointed by the Board to administer the Plan.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Modular Medical, Inc., a Nevada corporation.

(l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or Related Entity, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). For purposes of Incentive Stock Options, no such approved leave of absence may exceed ninety (90) days, unless re-employment upon expiration of such leave is guaranteed by statute or contract.

(n) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

(iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than eighty percent (80%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than eighty percent (80%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(q) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(r) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange or national market system determined by the Administrator to be the primary market for the Common Stock, or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share on the OTC Bulletin Board or other inter-dealer quotation service for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (ii) in the absence of an established market for the Common Stock of the type described in subparagraph (i), above, the Fair Market Value shall be determined by the Administrator in good faith.

(u) “Grantee” means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(z) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(bb) “Performance Units” means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(cc) “Plan” means this 2017 Equity Incentive Plan.

(dd) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ee) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(gg) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(hh) “Share” means a share of the Common Stock.

(ii) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(jj) “Related Entity Disposition” means the sale, distribution or other disposition by the Company of all or substantially all of the Company’s interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 7,666,668 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time. Except for the power to amend the Plan as provided in Section 13 and except for determinations regarding Employees who are subject to Section 16 of the Exchange Act or certain key Employees who are, or may become, as determined by the Board or the Committee, subject to Section 162(m) of the Code compensation deductibility limit, and except as may otherwise be required under applicable stock exchange rules, the Board or the Committee may delegate any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Board of the Committee may establish to any Officer or Officers of the Company.

(iii) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection, such Award shall be presumptively valid as of its grant date to the extent permitted by Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to Employees, Directors or Consultants who are residing in foreign jurisdictions.

6. Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a partial payment or vesting as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

(g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(j) Transferability of Awards. Except as otherwise provided in this Section, all Awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the Grantee other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. Notwithstanding the preceding sentence, the Board or the Committee may provide that any Award of Non-Qualified Stock Options may be transferable by the recipient to family members or family trusts established by the Grantee. The Board or the Committee may also provide that, in the event that a Grantee terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a “blind” trust, may be authorized by the Board or the Committee to act on behalf of and for the benefit of the respective Grantee with respect to any outstanding Awards. Except as otherwise provided in this Section, during the life of the Grantee, Awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Board or the Committee. In addition, if so permitted by the Board or the Committee, a Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any distributions under the Plan upon the death of the Grantee.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7. Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option: (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or (B) granted to any Employee other than an Employee described in the preceding clause, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

(iii) In the case of other Awards, such price as is determined by the Administrator.

(iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the applicable laws of the jurisdiction in which the Company is then incorporated.

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines is appropriate;

(iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v) with respect to options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi) with respect to options provided there is then an established market for the Common Stock, by a “cashless exercise” as a result of which the Grantee shall be entitled to receive that number of shares of Common Stock equal to the quotient of (i) the number of Options surrendered for exercise and (ii) the difference between the Fair Market Value (determined in accordance with clause (i) of Section 2(t) hereof) and the exercise price of the Option, in which case the number of Options surrendered for exercise shall be cancelled;

(vii) any combination of the foregoing methods of payment.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

(d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee’s employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised upon the later of (x) receipt by the Company of written notice of such exercise in accordance with the terms of the Award by the person entitled to exercise the Award and (y) full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).

(iii) Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

(c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Administrator may, in its discretion, proportionately adjust the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment for (a) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, (b) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (c) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Related Entity Dispositions. Except as may be provided in an Award Agreement:

(a) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested

Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition. Effective upon the consummation of a Corporate Transaction or Related Entity Disposition, all outstanding Awards under the Plan, shall remain fully exercisable until the expiration or sooner termination of the Award.

(b) The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 13 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause.

16. Unfunded Plan. Unless otherwise determined by the Board or the Committee, the Plan shall be unfunded and shall not create (or construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Grantee or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such right (unless otherwise determined by the Board or the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

17. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

18. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

MODULAR MEDICAL, INC. 10740 THORNMINT ROAD SAN DIEGO, CA 92127 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MODD2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 27, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MODULAR MEDICAL, INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: For Against Abstain 1a. Paul DiPerna 1b. Steven Felsher 1c. Duane DeSisto 1d. Morgan C. Frank 1e. Philip Sheibley 1f. Carmen Volkart 1g. Ellen O’Connor Vos 2. To approve an amendment to the Amended and Restated 2017 Equity Incentive Plan to increase by 3,000,000 the number of shares of common stock available for issuance. 3. To ratify the appointment of Farber Hass Hurley LLP as independent registered public accounting firm for the fiscal year ending March 31, 2025. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Form 10-K and Proxy Statement are available at www.proxyvote.com.MODULAR MEDICAL, INC.Annual Meeting of ShareholdersFebruary 28, 2025 8:00 AM PSTThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoints James E. Besser and Paul DiPerna, or either of them, as proxies, each with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MODULAR MEDICAL, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/MODD2025 at 8:00 AM, PST on February 28, 2025, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.Continued and to be signed on reverse side